SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      April 27, 2001
                                                  -----------------------

                             SALISBURY BANCORP, INC.
               (Exact name of registrant as specified in charter)

                 Connecticut                             06-1514263
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(State or other jurisdiction of incorporation) (IRS Employer Identification No.)


5 Bissell Street, Lakeville, Connecticut                   06039-1868
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(Address of principal executive offices)                   (zip code)


Registrant's telephone number, including area code:  (860) 435-9801
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Form 8-K, Current Report
Salisbury Bancorp, Inc.

Item 5. Other Matters.
        -------------

          Salisbury Bancorp, Inc. Announces First Quarter Earnings. Salisbury Bancorp, Inc. announced today that net income for the first quarter of 2001 was $642,000 or $.44 per diluted share as compared to $713,000 or $.48 per diluted shares for the first quarter of 2000. The decrease in earnings is primarily the reflection of additional operating costs associated with the installment of a new "Core Account Processing" system during the first quarter that should enable Salisbury Bank and Trust Company to better meet the financial needs of customers. See Press Release attached as an Exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

          c.   Exhibits.

          99.  Press Release dated April 27, 2001

Item 9.  Regulation FD Disclosure
         ------------------------

          The following information is "furnished" not "filed" in accordance with Regulation FD of the Rules and Regulations of the Securities and Exchange Commission pursuant to Item 9 of Form 8-K:

          Outline of Remarks of John F. Perotti, President, Salisbury Bancorp, Inc. to the Annual Meeting of Shareholders, April 28, 2001.

          The year 2000 financial highlights were anchored by an 11.2% increase in net loans, a 7.8% increase in deposits, a 15.6% increase in total assets, and a 12.9% increase in shareholders' equity over 1999 year end numbers. The quality of the loan portfolio continues to improve with non-performing assets/net loans ratio at less than 1/2 of 1% at year end and less than 1/4 of 1% today! The Company's net interest margin shrunk by .14% in 2000, reflecting continued aggressive competition for good loans and deposits among the area bankers and financial entities, and our arbitrage positions which have longer spreads, but because of volume, add significantly to the bottom line.

          Under current regulatory definitions, the Company continues to be "well capitalized", the highest rating defined under the Federal Deposit Insurance Corporation Improvement Act.

          We continue to move the Bank forward  technologically.  In mid-January of this year,  we converted  to NCR's new PROFILE ....  microprocessor based, on-line, real-time banking system for transaction processing. As with all data processing conversions, the first few weeks proved challenging  both to our staff and customers ..... but I am pleased to report that operations are moving along much more smoothly now that our employees are becoming accustomed to the new system. We believe our "partnership" with the NCR Corporation is currently the best option to provide our staff with the tools they need to excel in customer service by accessing  customer  information  efficiently ....
          and most importantly, to aid us in providing a relationship banking solution.

          In early May, we intend to implement our "on-line banking solution." This will enable customers with a personal computer to access their accounts and pay bills whenever they want, 24 hours a day, 7 days a week. Account holders will be able to: check account balances, transfer funds between accounts, see if a check has cleared, make loan payments, and reconcile their accounts. Account access will not be limited to a specific PC or software. Any internet accessible computer will do the job with a 4.0 or higher version of Netscape Navigator or Microsfolt Internet Explorer secure-capable web site browser.

          Last month we signed a definitive agreement with People's Bank to purchase their Canaan branch. This branch traces its history back to the early 1900's and many local folks still think of this bank as the Canaan Savings Bank, the oldest bank in Canaan. The necessary regulatory applications have been filed and we expect to close the transaction during the third quarter. We already service several business and retail accounts in that market, so this purchase will be a convenience for them. We feel this is a great opportunity to expand the customer base in a market that we know, and further enhance shareholder value.

          Net earnings for the first quarter were $642,000 compared to $713,000 during the first quarter of 2000. The decrease is due primarily to additional operating costs associated with the data processing conversion mentioned earlier.

          Your dividend check was mailed yesterday. The Board has decided to increase the Company's regular quarterly dividends in lieu of the declaration of an annual special dividend. The amount paid this quarter is 21 cents per share.

          I anticipate a challenging 2001, earnings wise. We will have some one time, non-recurring expenses associated with the Canaan transaction and we will be hiring at least one senior officer to replace Craig in the Trust Department. The recent decrease in the "Prime" lending rate will have an effect on loan income as well. I'll take this opportunity to remind the gathering that we shouldn't let short term expenses take our focus off of long term goals.

          Looking to the future, we are more cognizant than ever that revenue from traditional lending practices will be harder to come by as margins shrink due to increased competitive pressures, and the commoditization and securitization of loans continues. We know that we must increase fee income. We must provide top notch service in order that our customers will want to bank with us and no one else.

          I feel that we are extremely fortunate to have a "forward looking" team of employees and board members, as well as the recently enhanced SBT advisory board. These folks form a diverse group with much knowledge,  wisdom,  and  experience  .....  a strong work ethic,  and respect for one another as well as a strong knowledge of our market and the communities that the Bank serves. They are dedicated to the Bank. They realize that we can not be all things to all people and that customer service is our most important product. They understand that we need to look to expand our list of products and services, focusing on what we can do extremely well and profitably. They know that we need to make it easier for our customers by having more financial services available on a one stop basis. They realize that goals such as sheer size and its apparent prestige, for instance - will not necessarily lead to good outcomes. They realize that a good community bank serves the day to day needs of its customers and their hometowns ... and that it is important for the Bank as well as themselves to participate in the civic and cultural life of the communities that the Bank serves.

          As I've said before, these are exceptional, if not extraordinary times for the banking industry. I continue to believe that Salisbury Bank & Trust Company is positioned well going ahead, no matter what the future may bring. I'd like to take this opportunity to recognize the entire team for their efforts this past year, and to thank them at this meeting for their cooperation, dedication, and hard work on behalf of the Bank. As a result of their effort, the Bank continues to perform well and our communities continue to be better places to live.

          Exhibit Index                                      Page
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          99. Press Release dated April 27, 2001              5

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: April 27, 2001                     SALISBURY BANCORP, INC.


                                          By:   /s/  John  F.  Perotti
                                             ----------------------------------
                                               John F. Perotti, President and
                                              Chief Executive Officer